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Independent Auditors' Consent                                       EXHIBIT 23.1

We consent to the incorporation by reference in Registration Statement No. 33-25499 of Standard Commercial Corporation on Form S-3, and in Registration Statement No. 33-59760 and No. 333-67778 of Standard Commercial Corporation on Form S-8, of our reports dated June 6, 2002 (which reports express an unqualified opinion and include an explanatory paragraph relating to the restatement discussed in Note 19) appearing in and incorporated by reference in this Annual Report on Form 10-K of Standard Commercial Corporation for the year ended March 31, 2002.

DELOITTE & TOUCHE LLP
Raleigh, North Carolina
June 21, 2002